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                                                                    Exhibit 23.2

                       [KPMG PEAT MARWICK LLP LETTERHEAD]



The Board of Directors
Dove Audio, Inc.:

We consent to incorporation by reference in the registration statement on Form S-8 of Dove Audio, Inc. of our report dated April 12, 1996, relating to the consolidated balance sheet of Dove Audio, Inc. and subsidiaries as of December 31, 1995, and the related consolidated statements of income, stockholders' equity, and cash flows for the year then ended, which report appears in the December 31, 1995, annual report of Form 10-KSB of Dove Audio, Inc.


                                     /s/ KPMG Peat Marwick LLP


Los Angeles, California
June 19, 1996